**Sample** - Conversion of a Foreign Entity into a California Stock Corporation

A0772513

3593592

# Articles of Incorporation with Statement of Conversion

OP FILED KEZ
Secretary of State W
State of California
JUN 26 2015
1 pc

I

The name of the corporation is Show King Holding Inc.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the **General Corporation Law** of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and California street address of the converted corporation's initial agent for service of process are:

Edwin Kwong
Agent's Name

| Agent's Street Address | City | State | Zip Code |
|---|---|---|---|
| 2387 South Hacienda Blvd. | Hacienda Heights | CA | 91745 |

IV

The initial street address and mailing address of the converted corporation are:

| | City | State | Zip Code |
|---|---|---|---|
| Initial Street Address of Corporation: 3301 Spring Mountain Rd. #23 | Las Vegas | Nevada | 89102 |
| Initial Mailing Address of Corporation: | | | |

V

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 70,000,000.

VI

(Statement of Conversion)

The name of the converting entity Show King Holding Inc;
is it is a Corporation formed in Nevada
The converting entity's California Secretary of State file number is C3593592. The foreign entity is authorized to effect the conversion by the laws under which it is formed, and it has approved a plan of conversion or other instrument to effect the conversion as required by the laws under which it is formed. The conversion has been approved by the number or percentage of applicable holders of interest of the foreign entity as is required by the laws under which it is formed.

I declare I am the person who executed this instrument, which execution is my act and deed.

[signature]

Chen, Kuan-Yu, Director of Show King Holding Inc

*Article III: If an individual is designated as the initial agent for service of process, include the agent's business or residential street address in California (a P.O. Box address is not acceptable). If another corporation is designated as the initial agent for service of process, do not include the address of the designated corporation. Article IV: List the initial street address of the corporation (a P.O. Box address is not acceptable), and if different, include the initial mailing address of the corporation. This sample is only to be used as a guide in preparing Articles of Incorporation containing a statement of conversion. This sample meets the minimum statutory requirements; for other scenarios, refer to the California Corporations Code commencing with sections 200 and 1150.*